                                                                   EXHIBIT 10.01


          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                     AMENDMENT NO. 1 TO INCENTIVE STOCK PLAN



         Amendment No. 1 to the Martin Marietta Materials, Inc. Incentive Stock Plan (the "Plan") is hereby amended as follows, effective as of November 6, 1997.

         Section 6.01 of the Plan is amended and restated as follows:

                  "6.01 Full Vesting and Distribution of Common Shares after Three Additional Years of Employment: Stock Units credited to a Participant for a Plan Year shall become fully vested on December 1 of the third (3rd) succeeding Plan Year if the Participant remains continuously Employed to that date. As soon as practicable thereafter, such Stock Units shall be converted to unrestricted Common Shares (as adjusted under Section 6.06) and distributed to the Participant."

All other terms and provisions of the Plan remain in full force and effect.




                                  Page 24 of 26